UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2011

INGLES MARKETS, INCORPORATED

(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6676, Asheville, NC		28816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (828) 669-2941

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Ingles Markets, Incorporated was held Tuesday, February 8, 2011. At this meeting, the Company’s stockholders voted on the following proposals:

1.	Elect nine members of the Board of Directors by holders of Class A Common Stock and Class B Common Stock to serve until the 2012 Annual Meeting of Stockholders:

Name	Common Stock	Votes For	Votes Withheld	Broker Non-Vote
Fred D. Ayers	Class A	9,758,032	317,261	2,815,640
John O. Pollard	Class A	9,741,976	333,317	2,815,640
Ronald B. Freeman	Class B	11,357,975	0	194,351
Charles L. Gaither, Jr.	Class B	11,357,975	0	194,351
Robert P. Ingle	Class B	11,357,975	0	194,351
Robert P. Ingle, II	Class B	11,357,975	0	194,351
James W. Lanning	Class B	11,357,975	0	194,351
Charles E. Russell	Class B	11,357,975	0	194,351
Laura Ingle Sharp	Class B	11,357,975	0	194,351

2.	Consider and vote on a non-binding approval of the Company’s compensation for named executive officers:

Class A & B *
For	121,274,476
Against	267,552
Abstain	2,113,015
Broker Non-Vote	4,759,150

3.	To recommend, by non-binding vote, the frequency of executive compensation votes:

Class A & B *
1 Year	8,667,317
2 Years	72,688
3 Years	111,779,946
Abstain	3,134,217
Broker Non-Vote	4,760,025

4.	Consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 24, 2011:

Class A & B *
For	125,585,359
Against	31,579
Abstain	13,166
Broker Non-Vote	2,784,089

5.	Consider and vote on a stockholder proposal concerning equal shareholder voting:

Class A & B *
For	6,209,151
Against	117,397,560
Abstain	48,421
Broker Non-Vote	4,759,061

*	Holders of Class A Common Stock have one vote per share and the holders of Class B Common Stock have ten votes per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED
(Registrant)

Date: February 11, 2011
	By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer